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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported)      February 17, 2000

                        Urban Juice & Soda Company Ltd.
           ------------------------------------------------------
           (Exact name of registrant as specified in its chapter)

          Wyoming                                            91-1696175
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(State or other jurisdiction        (Commission             (IRS Employer
      of incorporation              File Number)         Identification No.)

                               1356 Frances Street
                         Vancouver, B.C. V5L 1Y9 Canada
                    ----------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code (604) 654-6050
                                                   ---------------

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                        INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

     N.A.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     N.A.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

     N.A.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     N.A.

ITEM 5. OTHER EVENTS.

     Urban Juice & Soda Company Ltd. was continued from the Province of British Columbia into the State of Wyoming on December 31, 1999. As a result of the continuation, we ceased to be a British Columbia company governed by the provisions of the British Columbia Business Corporation Act. Instead, we continued our legal existence in Wyoming as if we had been originally incorporated under the Wyoming Business Corporation Act. Each of our outstanding common shares was converted from a common share of the B.C. company into a common share of the Wyoming company.

     To effect the continuation, we filed a registration statement on Form S-4, as amend (the "Registration Statement") (File No. 333-75913), with the Securities and Exchange Commission, which Registration Statement became effective on November 12, 1999. An extraordinary general meeting of the shareholders was held on December 17, 1999, approving the continuation.

     We filed the articles of continuance (the "Articles of Continuance") with the Secretary of State of the State of Wyoming on December 30, 1999 and amended it on January 20, 2000. The Articles of Continuance became effective as of December 31, 1999.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

     N.A.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     N.A.

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ITEM 8. CHANGE IN FISCAL YEAR.

     N.A.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 17, 2000

                                        Urban Juice & Soda Company Ltd.

                                        By:  /s/ Jennifer Cue
                                           -------------------------------
                                                   Jennifer Cue